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                                                                    EXHIBIT 23.2

                       CONSENT OF ROSEN CONSULTING GROUP

     We hereby consent to the use of our name and the references to the 'Rosen Report' wherever appearing in this Registration Statement filed by Philips International Realty Corp. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings 'Overview of the Company's Primary Markets' and 'Experts' in the Prospectus.

Dated: March 13, 1998

                                          ROSEN CONSULTING GROUP

                                          By /s/ Kenneth T. Rosen
                                                 -------------------------
                                                 Kenneth T. Rosen
                                                 President